UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 3, 2018 (May 1, 2018)

Trimble Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-14845	94-2802192
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer I.D. No.)

935 Stewart Drive, Sunnyvale, California, 94085

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (408) 481-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

The annual meeting of stockholders of Trimble Inc. (the “Company”) was held on May 1, 2018. At the annual meeting, the stockholders voted on the proposals listed below. The voting results for each proposal were as follows:

Proposal 1:

The following directors were elected to serve for the ensuing year and until their successors are elected:

	For	Withheld	Broker Non-Vote
Steven W. Berglund	206,320,626	1,891,000	18,339,304
Kaigham (Ken) Gabriel	206,667,872	1,543,754	18,339,304
Merit E. Janow	205,339,002	2,872,624	18,339,304
Ulf J. Johansson	195,570,759	12,640,867	18,339,304
Meaghan Lloyd	187,702,962	20,508,664	18,339,304
Ronald S. Nersesian	201,992,286	6,219,340	18,339,304
Mark S. Peek	206,366,457	1,845,169	18,339,304
Johan Wibergh	207,313,207	898,419	18,339,304

Proposal 2:

The advisory vote on approving the compensation for the Company’s named executive officers was approved.

For	Against	Abstain	Broker Non-Vote
197,297,177	10,543,309	371,140	18,339,304

Proposal 3:

The appointment of Ernst & Young, LLP as the independent auditor of the Company for the 2018 fiscal year ending December 28, 2018 was ratified.

For	Against	Abstain
217,980,236	8,163,986	406,708

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRIMBLE INC.
a Delaware corporation

Dated: May 3, 2018	By:	/s/ James A. Kirkland
James A. Kirkland
Senior Vice President and General Counsel